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                                                 EXHIBIT 5.1


                                      October 17, 1996


                                         AnnTaylor Stores Corporation
                                         142 West 57th Street
                                         New York, New York  10019

Re:  AnnTaylor Stores Corporation
Registration Statement on Form S-3
Registration No. 333-13923
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Ladies and Gentlemen:


     I am Senior Vice President, General Counsel and Secretary of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), and am delivering this opinion in connection with the Registration Statement on Form S-3 of the Company (Registration No. 333-13923) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on October 11, 1996, and Amendment No. 1 thereto, filed with the Commission on October 17, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), relating to the registration by the Company of an aggregate of 2,348,145 shares (the "Acquisition Shares") of common stock. par value $.0068 per share, of the Company (the "Company Common Stock"), issued on September 20, 1996 to Cygne Designs, Inc., a Delaware corporation, and Cygne Group (F.E.) Limited, a Hong Kong corporation (together "Cygne"), in connection with the closing of the transactions contemplated by the Stock and Asset Purchase Agreement, dated as of June 7, 1996, as amended as of August 27, 1996, by and among the Company, AnnTaylor, Inc. and Cygne (the "Purchase Agreement"). The Registration Statement registers the resale by Cygne of the Acquisition Shares from time to time.


     This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

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AnnTaylor Stores Corporation
October 17, 1996
Page 2


    In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Restated Certificate of Incorporation and By-laws of the Company, as amended to date, (ii) the Registration Statement, (iii) the applicable resolutions of the Board of Directors of the Company, (iv) certificates evidencing the Acquisition Shares and (v) the Purchase Agreement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

    In my examination, I have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions set forth herein that I did not independently establish or verify, I have relied upon certificates, statements and representations of officers and other representatives of the Company and others.

     I am admitted to the Bar in the State of New York and express no opinion as to the laws of any other jurisdiction except the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, I am of the opinion that the Acquisition Shares have been duly authorized and are validly issued, fully paid and nonassessable shares of Company Common Stock.

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AnnTaylor Stores Corporation
October 17, 1996
Page 3

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                 Very truly yours,